UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

NOVEMBER 6, 2018 (OCTOBER 30, 2018)
Date of Report (Date of earliest event reported)

MESA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

COLORADO (State or other jurisdiction of incorporation)	0-11740 (Commission File Number)	84-0872291 (I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO (Address of principal executive offices)	80228 (Zip Code)

Registrant’s telephone number, including area code: (303) 987-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On October 30, 2018, the Registrant filed a Current Report on Form 8-K disclosing the voting results of its Annual Meeting of Shareholders of Mesa Laboratories, Inc. This filing failed to include the results for the election of Gary M. Owens as director. This first amendment provides that information below. No other amendments to the Current Report on Form 8-K filed on October 30, 2018, are being made by this Form 8-K/A.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Shareholders of Mesa Laboratories, Inc. was held on October 30, 2018. Of the 3,850,775 shares of common stock entitled to vote, 3,485,171 were represented either in person or proxy. Eight directors were elected to serve until the next Annual Meeting of Shareholders. The advisory vote to approve executive compensation was approved. The ratification of the appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the year ending March 31, 2019 was approved.

The eight directors elected were:

	For	Withheld	Broker Non-Votes
John B. Schmieder	2,845,267	56,502	583,402
John J. Sullivan, Ph.D.	2,831,217	70,552	583,402
Michael T. Brooks	2,809,144	92,625	583,402
H. Stuart Campbell	2,628,589	273,180	583,402
Robert V. Dwyer	2,825,591	76,178	583,402
Evan C. Guillemin	2,838,366	63,403	583,402
David M. Kelly	2,835,171	66,598	583,402
Gary M. Owens	2,850,535	51,234	583,402

The advisory vote to approve executive compensation was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
2,670,965	77,575	153,229	583,402

The appointment of EKS&H LLLP as the Company’s independent registered public accounting firm for the year ending March 31, 2019 was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
3,445,902	23,845	15,424	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: November 6, 2018		Mesa Laboratories, Inc. (Registrant)

/s/ Gary M. Owens
	BY:	Gary M. Owens,
President and Chief Executive Officer